EXHIBIT 10.2
                             COMPENSATION AGREEMENT

         This Compensation Agreement is dated as of April 29, 2005 among Airtrax, Inc., a New Jersey corporation (the "Company") and Sichenzia Ross Friedman Ference LLP ("Consultants").

         WHEREAS, the Company has requested the Consultants to provide the Company with legal services in connection with their business, and the Consultants have agreed to provide the Company with such legal services; and

         WHEREAS, the Company wishes to compensate the Consultants with shares of its common stock for such services rendered;

         NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. The Company will issue up to 50,000 shares of the Company's common stock, no par value per share, to such members or employees of the Consultants as the Consultants shall designate. The shares to be issued shall represent services to be provided by the Consultant in respect of the Company's proposed acquisition of Filco GmbH and its proposed application for listing on the American Stock Exchange.

2. The above compensation shall be registered using a Form S-8. The Company shall file such Form S-8 with the Securities and Exchange Commission within 30 days of the execution of this agreement.

         IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

                                    AIRTRAX, INC.

                                    /s Peter Amico
                                    --------------
                                   Peter Amico
                                    President


                                    SICHENZIA ROSS FRIEDMAN FERENCE LLP

                                    /s/ Richard A. Friedman
                                    -----------------------
                                    Richard A. Friedman